EXHIBIT 4.1

                          CERTIFICATE OF DESIGNATIONS,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                      CENTURY PACIFIC FINANCIAL CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         Century Pacific Financial Corporation, a Delaware corporation (hereinafter called the "Company"), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Company by the Certificate of Incorporation, as amended (the "Certifcate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors has duly adopted the following resolutions by the unamious written consent of all directors on November 14, 2005.

         RESOLVED, that, pursuant to the Certificate of Incorporation, 1,700,000 shares of the Company's preferred stock has previously been designated as the Series A Cumulative Convertible Preferred Stock, par value $0.05 per share ("Prior Series A Preferred Stock"), none of which are issued and outstanding.

         RESOLVED, that the Prior Series A Preferred Stock be hereby returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Certificate of Incorporation.

         RESOLVED, that pursuant to the Certificate of Incorporation (which authorizes 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock.

         RESOLVED, that the Company is authorized to issue Series A Convertible Preferred Stock on the following terms and with the provisions herein set forth:

         (1). DESIGNATION AND NUMBER OF SHARES. Of the 10,000,000 shares of Preferred Stock authorized pursuant to the Fourth Article of the Company's Certificate of Incorporation, 3,500,000 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

         (2). STATED VALUE. Each share of Series A Preferred Stock will have stated value of $0.001 per share (the "Stated Value").

         (3). LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of any other Series of Preferred Stock that are in existence or may, from time to time, come into existence, the assets of the Company available for distribution to shareholders shall be distributed among the holders of


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the Series A Preferred Stock,  prior to any amount being distributed to or among the holders of common stock, $0.001 par value per share, of the Company (the "Common Stock"), such that for each share of Series A Preferred Stock, a holder of Series A Preferred Stock shall be entitled to receive an amount equal to the Stated Value. The cash value of any remaining cash and other distributable property that is available for distribution to the holders of equity of the Company (after payment of the Stated Value to the Series A Preferred Stock and any other liquidation preference amount to any other class of equity securities of the Company) (the "Remaining Distribution Amount") shall be distributed among such holders as follows: (i) to the holders of the Series A Preferred Stock, for each share of Series A Preferred Stock, a holder of Series A Preferred Stock shall be entitled to receive an amount equal to (a) the then applicable Conversion Rate (as hereinafter defined), times (b) the amount available for distribution, if any, divided by (c) the number of shares of Series A Preferred Stock held by such holder, and (ii) to the holders of any other class of equity securities of the Company, their pro-rata portion of the balance of any Remaining Distribution Amount.

         (4). REDEMPTION. The Series A Preferred Stock does not have any redemption rights. (5). DIVIDENDS. The Series A Preferred Stock will not be entitled to dividends unless the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series A Preferred Stock will be entitled to receive dividends of cash or property in an amount or value equal to the Conversion Rate multiplied by the amount paid in respect of one share of Common Stock. Any dividend payable to the Series A Preferred Stock will have the same record and payment date and terms as the dividend is payable on the Common Stock.

         (6).     MANDATORY CONVERSION.

                  (a). CONVERSION. At such time as the Company files an amendment to its Certificate of Incorporation ("Amendment") with the Secretary of State of the State of Delaware effecting a reverse stock split of the Common Stock so that the Corporation has a sufficient number of authorized and unissued shares of Common Stock so as to permit the conversion of all outstanding shares of the Series A Preferred Stock (the "Reverse Split"), then upon the filing and acceptance of the Amendment, whether by amendment or restatement, all the outstanding shares of Series A Preferred Stock will immediately and automatically convert into shares of the Company's Common Stock without any notice or action required on the part of the Company or the holder ("Mandatory Conversion"). On a Mandatory Conversion, the holders of Series A Preferred Stock will be entitled to receive Common Stock at the conversion rate of 100 shares of fully paid and non-assessable Common Stock for one (1) share of Series A Preferred Stock ("Conversion Rate").

                  (b). OBLIGATION. The Company agrees that it shall in good faith, promptly, take any and all such corporate action as may, in the opinion of its counsel, be necessary to effect the Reverse Split and to expeditiously effect the conversion of (i) all outstanding shares of the Series A Preferred Stock to shares of Common Stock, and (ii) permit the exercise of all options, warrants or rights to purchase shares of Series A Preferred Stock pursuant to the terms of their defining instruments, if any, including, without limitation, use its reasonable


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best  efforts to obtain the  requisite  shareholder  approval  of any  necessary amendment to the Certificate of Incorporation to achieve the foregoing.

                  (c). CONVERSION PROCEDURE. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock issuable upon a Mandatory Conversion within five (5) business days after the Mandatory Conversion. The Company shall bear the cost associated with the issuance of the Common Stock issuable upon the Mandatory Conversion. The Common Stock and other securities issuable upon the Mandatory Conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), and that it CANNOT BE transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock issuable upon the Mandatory Conversion shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless, in the opinion of counsel to the Company, a change of name and such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so recorded and other securities issuable upon the Mandatory Conversion shall be treated as a common stockholder of the Company at the close of business on the date of the Mandatory Conversion. The certificates representing the Series A Preferred Stock shall be cancelled, on the date of the Mandatory Conversion.

         (7). ADJUSTMENTS TO CONVERSION RATE AND REORGANIZATION. The Conversion Rate for the number of shares of Common Stock into which the Series A Preferred Stock shall be converted on a Mandatory Conversion shall be subject to adjustment from time to time as hereinafter set forth:

                  (a) STOCK DIVIDENDS - RECAPITALIZATION, RECLASSIFICATION, SPLIT-UPS. If, prior to the date of Mandatory Conversion, the number of outstanding  shares of Common  Stock is  increased  by a stock  dividend  on the
Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on the Mandatory Conversion of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

                  (b) AGGREGATION OF SHARES. If prior to the date of Mandatory Conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event (INCLUDING THE REVERSE SPLIT), then, upon the effective date thereof, the number of shares of Common Stock issuable on the Mandatory Conversion of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (c) CHANGE RESULTING FROM REORGANIZATION OR CHANGE IN PAR VALUE, ETC. In case of any reclassification or reorganization of the outstanding shares of Common Stock which solely affects the par value of the shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any


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reclassification  or reorganization of the outstanding  shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Series A Preferred Stock shall have the right thereafter (until the Mandatory Conversion or its equivalent) to receive upon the conversion of the Series A Preferred Stock the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock, then such adjustment also shall be made.

                  (d) SUCCESSIVE CHANGES. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         (8). VOTING RIGHTS. The holders of record of shares of Series A Preferred Stock shall be entitled to the following voting rights:

                  (a) Those voting rights required by applicable law and as provided in Section (13) hereof; and

                  (b) The right to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote.

                  (c) Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of Series A Preferred Stock shall entitle the holder thereof, on all matters to be voted on by such holder, to a number of votes equal to the number of shares of Common Stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate on all matters to be voted on by such holder.

         (9). NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

         (10). NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total


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number  of  shares  of  Series  A  Preferred  Stock  the  holder  is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         (11). NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Company shall mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (12). NOTICES. Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

         (13). PROTECTIVE PROVISIONS. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

                  (a) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A Preferred Stock;

                  (b) directly or indirectly, alter or change the rights, preferences or privileges of the Series A Preferred Stock;

                  (c) amend the Company's Certificate of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock;

                  (d) increase or decrease the authorized number of shares of Preferred Stock of the Company;

                  (e)      liquidate or wind-up the Company; or

                  (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

         (14). RETURN OF STATUS AS AUTHORIZED SHARES. Upon a Mandatory Conversion or any other redemption or extinguishment of the Series A Preferred Stock, the shares converted,


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redeemed  or  extinguished  will be  automatically  returned  to the  status  of authorized  and  unissued  shares  of  preferred  stock,  available  for  future
designation   and  issuance   pursuant  to  the  terms  of  the  Certificate  of
Incorporation.

         FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series A Convertible Preferred Stock on this 15th day of November, 2005.

CENTURY PACIFIC FINANCIAL CORPORATION




By:     /s/ Kevin R. Keating
      -----------------------------
        Kevin R. Keating, President


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